Exhibit 99.1

Janus Henderson Group plc Reports Third Quarter 2025 Results

●

Solid long-term investment performance, with 74%, 64%, and 65% of assets under management (“AUM”) outperforming relevant benchmarks on a three-, five-, and 10-year basis, respectively, as of September 30, 2025

●	AUM of US$484 billion as of September 30, 2025, an increase of 27% year over year and 6% quarter over quarter

●	Sixth consecutive quarter of positive net inflows, with third quarter 2025 net inflows of US$7.8 billion reflecting net inflows in both Intermediary and Institutional

●	Third quarter 2025 diluted EPS of US$0.92 and adjusted diluted EPS of US$1.09

●	Returned US$129 million in capital to shareholders through dividends and share buybacks in third quarter 2025; Board of Directors ("Board") declared a quarterly dividend of US$0.40 per share

LONDON — Janus Henderson Group plc (NYSE: JHG; “JHG," "Janus Henderson,” or the “Company”) published its third quarter 2025 results for the period ended September 30, 2025. Third quarter 2025 operating income was US$172.0 million compared to US$163.8 million in the second quarter 2025 and US$164.7 million in the third quarter 2024. Adjusted operating income, adjusted for one-time, acquisition and transaction related costs, was US$204.5 million in the third quarter 2025 compared to US$167.0 million in the second quarter 2025 and US$170.5 million in the third quarter 2024.

Third quarter 2025 diluted earnings per share of US$0.92 compared to US$0.95 in the second quarter 2025 and US$0.17 in the third quarter 2024. Adjusted diluted earnings per share of US$1.09 in the third quarter 2025 compared to US$0.90 in the second quarter 2025 and compared to US$0.91 in the third quarter 2024.

Ali Dibadj, Chief Executive Officer, stated:

"We are pleased to report another strong quarter for Janus Henderson, reflecting our continued momentum across the business. This quarter marks our sixth consecutive quarter of positive net flows, with a 7% organic growth rate, reinforcing the strength of our global distribution network and the breadth of our investment offerings. Our assets under management reached a record high of US$483.8 billion, a 6% increase over the previous quarter and a 27% rise from a year ago.

"Our strategic vision of Protect & Grow, Amplify, and Diversify continues to drive success across the organization. In 'Protect & Grow' and ‘Amplify,’ we've seen our organic growth broaden, with 21 different strategies each having achieved net inflows of at least US$100 million, nearly doubling the number from a year ago. Our partnership with CNO Financial Group under 'Amplify' is expected to accelerate growth in Victory Park Capital and expand our investment capabilities. In 'Diversify,' we celebrated the successful first closing of our Janus Henderson MENA Private Credit Fund IV, highlighting our commitment to meeting client needs in dynamic growth markets.

"Our financial performance remains robust, with adjusted diluted EPS up 20% from the same period last year. This strength allows us to continue returning capital to shareholders through dividends and share buybacks, while also reinvesting in the business to sustain long-term growth. We recognize there is still work to be done in an uncertain and volatile market environment, and we will continue executing on our strategic objectives.

"As previously disclosed, Janus Henderson has received a non-binding acquisition proposal submitted by Trian, with whom we have had constructive engagement for five years, and General Catalyst, a growth venture capital firm. We appreciate the proposal’s desire for continuity for Janus Henderson’s clients and other stakeholders. While the special committee appointed by the Board evaluates the proposal, we remain, as always, committed to our mission of delivering differentiated insights, disciplined investments, and world-class service.”

Page | 1

SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Company presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, JHG management evaluates the profitability of the Company and its ongoing operations using additional non-GAAP financial measures. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. See “Reconciliation of non-GAAP financial information” below for additional information.

	Three months ended
	30 Sep	30 Jun	30 Sep
	2025	2025	2024
GAAP basis:
Revenue	700.4	633.2	624.8
Operating expenses	528.4	469.4	460.1
Operating income	172.0	163.8	164.7
Operating margin	24.6%	25.9%	26.4%
Net income attributable to JHG	142.1	149.9	27.3
Diluted earnings per share	0.92	0.95	0.17

Adjusted basis:
Revenue	554.8	497.9	488.1
Operating expenses	350.3	330.9	317.6
Operating income	204.5	167.0	170.5
Operating margin	36.9%	33.5%	34.9%
Net income attributable to JHG	169.6	142.6	144.7
Diluted earnings per share	1.09	0.90	0.91

SHARE REPURCHASE AND DIVIDEND

On October 29, 2025, the Board declared a dividend of US$0.40 per share for the quarter ended September 30, 2025. Shareholders on the register on the record date of November 10, 2025, will be paid the dividend on November 26, 2025.

As part of the Company's Board-approved US$200 million on-market share repurchase program, JHG purchased approximately 1.5 million shares of its common stock on the New York Stock Exchange (NYSE) in the third quarter, for a total outlay of approximately US$67 million.

Page | 2

AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-US$ denominated AUM is translated into US$. Redemptions include impact of client transfers.

Total comparative AUM and flows

	Three months ended
	30 Sep	30 Jun	30 Sep
	2025	2025	2024
Opening AUM	457.3	373.2	361.4
Sales	29.9	71.8	16.1
Redemptions	(22.1)	(25.1)	(15.7)
Net sales / (redemptions)	7.8	46.7	0.4
Market / FX	18.7	37.4	19.4
Acquisitions and reclassifications	—	—	1.1
Closing AUM	483.8	457.3	382.3

Quarterly AUM and flows by capability

		Fixed
	Equities	Income	Multi-Asset	Alternatives	Total
AUM 30 Sep 2024	237.1	81.3	53.5	10.4	382.3
Sales	8.1	9.3	2.0	1.0	20.4
Redemptions	(10.6)	(4.1)	(1.9)	(0.5)	(17.1)
Net sales / (redemptions)	(2.5)	5.2	0.1	0.5	3.3
Market / FX	(5.2)	(3.8)	(0.5)	(0.6)	(10.1)
Acquisitions	—	—	—	3.2	3.2
AUM 31 Dec 2024	229.4	82.7	53.1	13.5	378.7
Sales	7.2	12.0	1.5	2.2	22.9
Redemptions	(11.4)	(6.4)	(2.1)	(1.0)	(20.9)
Net sales / (redemptions)	(4.2)	5.6	(0.6)	1.2	2.0
Market / FX	(7.8)	1.2	(0.9)	—	(7.5)
AUM 31 Mar 2025	217.4	89.5	51.6	14.7	373.2
Sales	8.2	60.5	1.1	2.0	71.8
Redemptions	(10.8)	(10.8)	(2.2)	(1.3)	(25.1)
Net sales / (redemptions)	(2.6)	49.7	(1.1)	0.7	46.7
Market / FX	28.8	3.0	5.1	0.5	37.4
AUM 30 Jun 2025	243.6	142.2	55.6	15.9	457.3
Sales	7.8	17.8	2.0	2.3	29.9
Redemptions	(11.1)	(8.1)	(2.0)	(0.9)	(22.1)
Net sales / (redemptions)	(3.3)	9.7	—	1.4	7.8
Market / FX	13.9	1.2	2.4	1.2	18.7
AUM 30 Sep 2025	254.2	153.1	58.0	18.5	483.8

Average AUM by capability

	Three months ended
	30 Sep	30 Jun	30 Sep
	2025	2025	2024
Equities	249.1	224.9	229.6
Fixed Income	147.6	90.8	78.5
Multi-Asset	56.8	52.5	52.1
Alternatives	16.0	15.0	9.7
Total	469.5	383.2	369.9

Page | 3

INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (as of September 30, 2025)

Capability	1-year	3-year	5-year	10-year
Equities	37%	63%	50%	52%
Fixed Income	91%	90%	85%	94%
Multi-Asset	96%	94%	98%	97%
Alternatives	99%	99%	100%	100%
Total	59%	74%	64%	65%

Outperformance is measured based on composite performance gross of fees versus primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees versus zero for absolute return strategies, (2) fund net of fees versus primary index, or (3) fund net of fees versus Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles; ETF-enhanced beta strategies; legacy Tabula passive ETFs; Fixed Income Buy & Maintain mandates; legacy Guardian, NBK Capital Partners, and Victory Park Capital funds; Managed CDOs; Private Equity funds; and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Excluded assets represent 14% of AUM. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (as of September 30, 2025)

Capability	1-year	3-year	5-year	10-year
Equities	50%	81%	69%	81%
Fixed Income	87%	83%	70%	61%
Multi-Asset	94%	97%	94%	95%
Alternatives	87%	40%	89%	96%
Total	65%	83%	74%	82%

Includes Janus Investment Fund, Janus Aspen Series, Janus Henderson Detroit Street Trust (ETFs), and Clayton Street Trust (U.S. Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs, Australian Managed Investment Schemes, and legacy Tabula ICAVs (legacy Tabula passive ETFs are excluded). The top two Morningstar quartiles represent funds in the top half of their category based on total return. For the 1-, 3-, 5-, and 10-year periods ending September 30, 2025, 54%, 58%, 53%, and 56% of the 185, 173, 160, and 140 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on "primary" share class (Class I Shares, Institutional Shares, or share class with longest history for U.S. Trusts; Class H Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

Funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. © 2025 Morningstar, Inc. All Rights Reserved. A fee was paid for the use of this data.

Page | 4

THIRD QUARTER 2025 RESULTS BRIEFING INFORMATION

Chief Executive Officer Ali Dibadj and Chief Financial Officer Roger Thompson will present these results on October 30, 2025, on a conference call and webcast to be held at 9:00 a.m. ET.

Those wishing to participate should call:

United States	833 470 1428
United Kingdom	0808 189 6484
All other countries	+1 929 526 1599
Conference ID	053245

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (ir.janushenderson.com).

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping clients define and achieve superior financial outcomes through differentiated insights, disciplined investments, and world-class service. As of September 30, 2025, Janus Henderson had approximately US$484 billion in assets under management, more than 2,000 employees, and offices in 25 cities worldwide. The firm helps millions of people globally invest in a brighter future together. Headquartered in London, Janus Henderson is listed on the NYSE.

Investor enquiries:	Media enquiries:
Jim Kurtz	Candice Sun
Head of Investor Relations	Global Head of Corporate Communications
+1 303 336 4529	+1 303 336 5452
jim.kurtz@janushenderson.com	candice.sun@janushenderson.com

Or

Investor Relations
investor.relations@janushenderson.com

Page | 5

FINANCIAL DISCLOSURES

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions, except per share data or as noted)	2025	2025	2024
Revenue:
Management fees	563.1	507.0	502.8
Performance fees	15.8	14.8	8.6
Shareowner servicing fees	66.7	60.0	61.4
Other revenue	54.8	51.4	52.0
Total revenue	700.4	633.2	624.8

Operating expenses:
Employee compensation and benefits	205.4	179.0	177.0
Long-term incentive plans	47.8	39.7	40.5
Distribution expenses	145.6	132.9	133.7
Investment administration	16.8	16.9	17.7
Marketing	10.7	12.0	8.3
General, administrative and occupancy	84.6	80.4	77.4
Impairment of assets	8.1	—	—
Depreciation and amortization	9.4	8.5	5.5
Total operating expenses	528.4	469.4	460.1

Operating income	172.0	163.8	164.7

Interest expense	(6.3)	(5.9)	(4.5)
Investment gains, net	55.1	52.6	35.0
Other non-operating income (expense), net	5.2	21.1	(101.6)
Income before taxes	226.0	231.6	93.6
Income tax provision	(45.0)	(47.2)	(43.6)
Net income	181.0	184.4	50.0
Net income attributable to noncontrolling interests	(38.9)	(34.5)	(22.7)
Net income attributable to JHG	142.1	149.9	27.3
Less: allocation of earnings to participating stock-based awards	(3.3)	(3.4)	(0.7)
Net income attributable to JHG common shareholders	138.8	146.5	26.6

Basic weighted-average shares outstanding (in millions)	150.6	153.9	154.4
Diluted weighted-average shares outstanding (in millions)	151.3	154.4	154.7

Diluted earnings per share (in US$)	0.92	0.95	0.17

Page | 6

Reconciliation of non-GAAP financial information

In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components, as defined by the SEC. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP components to the most directly comparable GAAP components. The following are reconciliations of GAAP revenue, operating expenses, operating income, net income attributable to JHG, and diluted earnings per share to adjusted revenue, adjusted operating expenses, adjusted operating income, adjusted net income attributable to JHG, and adjusted diluted earnings per share.

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions, except per share data or as noted)	2025	2025	2024
Reconciliation of revenue to adjusted revenue
Revenue[1]	700.4	633.2	624.8
Management fees	(57.6)	(52.9)	(51.4)
Shareowner servicing fees	(53.9)	(49.1)	(49.9)
Other revenue	(34.1)	(33.3)	(35.4)
Adjusted revenue	554.8	497.9	488.1

Reconciliation of operating expenses to adjusted operating expenses
Operating expenses	528.4	469.4	460.1
Employee compensation and benefits[2]	(11.6)	(2.7)	(4.3)
Long-term incentive plans[2]	(1.6)	(1.0)	(1.7)
Distribution expenses[1]	(145.6)	(132.9)	(133.7)
General, administration and occupancy[2]	(7.4)	0.8	(2.7)
Impairment of assets[3]	(8.1)	—	—
Depreciation and amortization[3]	(3.8)	(2.7)	(0.1)
Adjusted operating expenses	350.3	330.9	317.6

Adjusted operating income	204.5	167.0	170.5

Operating margin	24.6%	25.9%	26.4%
Adjusted operating margin	36.9%	33.5%	34.9%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	142.1	149.9	27.3
Employee compensation and benefits[2]	11.6	0.3	1.3
Long-term incentive plans[2]	1.6	1.0	1.7
General, administration and occupancy[2]	7.4	(0.8)	2.7
Impairment of assets[3]	8.1	—	—
Depreciation and amortization[3]	3.8	2.7	0.1
Interest expense[4]	0.4	0.2	0.1
Other non-operating income (expense), net[4]	4.6	(11.6)	113.3
Income tax benefit (provision)[5]	(8.8)	2.1	(1.8)
Net income attributable to noncontrolling interests[6]	(1.2)	(1.2)	—
Adjusted net income attributable to JHG	169.6	142.6	144.7
Less: allocation of earnings to participating stock-based awards	(4.0)	(3.2)	(3.6)
Adjusted net income attributable to JHG common shareholders	165.6	139.4	141.1

Weighted-average diluted common shares outstanding – diluted (in millions)	151.3	154.4	154.7
Diluted earnings per share (in US$)	0.92	0.95	0.17
Adjusted diluted earnings per share (in US$)	1.09	0.90	0.91

Page | 7

[1]

JHG contracts with third-party intermediaries to distribute and service certain of its investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by JHG and passed through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees collected by JHG are passed through to third-party intermediaries. JHG management believes that the deduction of distribution and servicing fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, JHG performs the distribution and servicing activities and retains the applicable fees. Revenues for distribution and servicing activities performed by JHG are not deducted from GAAP revenue. In addition to the adjustments related to distribution and servicing activities, other revenue for the three months ended June 30, 2025, and September 30, 2024, also include an adjustment related to an employee secondment arrangement with a joint venture. The arrangement is pass-through in nature, and we believe the costs do not represent our ongoing operations.

[2]

All periods presented include adjustments related to acquisition-related expenses, redundancy expense and the acceleration of long-term incentive plan expense related to the departure of certain employees. The three months ended September 30, 2025, includes an adjustment for accelerated amortization related to the strategic decision in the third quarter of 2025 to transition our investment management platform to Aladdin. The three months ended June 30, 2025, includes insurance reimbursements related to trade errors. Adjustments for the three months ended June 30, 2025, and September 30, 2024, include an adjustment related to an employee secondment arrangement with a joint venture. JHG management believes these costs are not representative of our ongoing operations.

[3]

Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognized at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortized on a straight-line basis over the expected life of the contracts. Adjustments for the three months ended September 30, 2025, also include the impairment of certain capitalized costs related to the strategic decision in the third quarter of 2025 to transition our investment management platform to Aladdin. JHG management believes these non-cash and acquisition-related costs are not representative of our ongoing operations.

[4]

Adjustments for the three months ended September 30, 2025, include fair value adjustments of acquisition-related contingent consideration, warrants and options. Adjustments for the three months ended June 30, 2025, include the reclassification of accumulated foreign currency translation adjustments to net income from JHG liquidated entities and fair value adjustments of acquisition related contingent consideration. The adjustments for the three months ended September 30, 2024, include the reclassification of accumulated foreign currency translation adjustments to net income from JHG liquidated entities and a fair value adjustment on options. JHG management believes these costs are not representative of our ongoing operations.

[5]

The tax impact of the adjustments is calculated based on the applicable U.S. or foreign statutory tax rate as it relates to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

[6]

Adjustments for the three months ended September 30, 2025, and June 30, 2025, include the noncontrolling interest on amortization of acquisition-related intangible assets. JHG management believes these non-cash and acquisition-related costs are not representative of our ongoing operations.

Condensed consolidated balance sheets (unaudited)

	30 Sep	31 Dec
(in US$ millions)	2025	2024
Assets:
Cash and cash equivalents	996.9	1,217.2
Investments	395.9	337.1
Property, equipment and software, net	34.6	39.4
Intangible assets and goodwill, net	4,152.5	4,023.7
Assets of consolidated variable interest entities	1,141.8	525.4
Other assets	893.2	820.3
Total assets	7,614.9	6,963.1

Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	395.4	395.0
Deferred tax liabilities, net	575.3	569.3
Liabilities of consolidated variable interest entities	36.1	4.7
Other liabilities	928.8	911.0
Redeemable noncontrolling interests	771.3	365.0
Total equity	4,908.0	4,718.1
Total liabilities, redeemable noncontrolling interests and equity	7,614.9	6,963.1

Condensed consolidated statements of cash flows (unaudited)

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions)	2025	2025	2024
Cash provided by (used for):
Operating activities	258.8	135.2	228.5
Investing activities	39.4	(290.8)	(215.0)
Financing activities	(163.2)	(67.7)	424.6
Effect of exchange rate changes	(5.9)	29.4	31.9
Net change during period	129.1	(193.9)	470.0

Page | 8

Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations, and cash flows of JHG in accordance with GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10‑Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson’s Annual Report on Form 10‑K for the year ended December 31, 2024, filed with the SEC (Commission File No. 001‑38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This press release provides general information about the first closing of the Janus Henderson MENA Private Credit Fund IV solely for informational purposes and should not be construed as an offer to any persons who are prohibited from receiving such information under the laws applicable to their place of citizenship, domicile, residence, or the circumstances of any investor. Investing involves risk, including the possible loss of principal and fluctuation of value. Investing in alternative investments is only appropriate for investors who are willing to bear the high economic risks of such investment.

Certain statements in this press release not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events, including with respect to expectations regarding the non-binding acquisition proposal submitted jointly by Trian Fund Management, L.P. and its affiliated funds ("Trian") and General Catalyst Group Management, LLC and its affiliated funds ("General Catalyst"), the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance onforward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions, and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, changes in interest rates and inflation, changes in trade policies (including the imposition of new or increased tariffs), changes to tax laws, volatility or disruption in financial markets, our investment performance as compared to third-party benchmarks or competitive products, redemptions, and other risks, uncertainties, assumptions, and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other filings or furnishings made by the Company with the SEC from time to time.

Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.

The information, statements, and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Janus Henderson provides investment advisory services in the U.S. through Janus Henderson Investors US LLC, together with its participating affiliates.

Janus Henderson® and any other trademarks used herein are trademarks of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.

Page | 9